        Exhibit 99.1

PAINCARE HOLDINGS UNVEILS THREE-YEAR GROWTH STRATEGY AT 2005 ANNUAL MEETING OF STOCKHOLDERS

Senior Executives Detail “Managing Growth for the Long Term”, Issue Revised Financial Guidance for 2005 and Provide Financial Forecast for 2006

Orlando, FL – (PR NEWSWIRE) – November 4, 2005 – PainCare Holdings, Inc. (AMEX:PRZ), a world class leader in the delivery of orthopedic rehabilitation, minimally-invasive spine surgery and pain management solutions, today announced at its Annual Meeting of Stockholders held this morning in Orlando, Florida, that its shareholders approved the election of all nominated directors.  This was the only item on the meeting agenda up for vote pursuant to the Notice of Meeting.

In a formal presentation to attending shareholders and guests, the Company’s executive management team  unveiled “Managing for Long Term Growth,” a three-year strategic plan for PainCare’s growth and development through the year 2008.

Randy Lubinsky, CEO, stated, “For over four years, PainCare has executed a strategy centered on acquiring only well established, highly profitable physician practices and ambulatory surgery centers within our focused disciplines; as well as developing and deploying a unique offering of proprietary ancillary service programs.  This strategy has delivered results in the form of significant double-digit growth across all key financial metrics since our first full year of operation in 2001.

“We have accomplished this track record by meeting or exceeding our growth objectives, collectively resulting in the successful acquisition of 19 physician practices and nine ambulatory surgery centers located throughout North America.  In addition, we have secured contracts with 31 physician practices nationwide for our MedX-Direct, IAJ and EDX-Direct ancillary service offerings.

 “Underpinning PainCare’s success moving forward will be our ability to concentrate on our proven growth strategy, while capitalizing on opportunities to grow earnings per share over the long term.   By remaining focused on profitable business growth, it is our chief goal to be in position to primarily fund acquisitions, and other expansion initiatives, from PainCare’s internal cash flow within 24 months.

“Consequently, we have committed to four objectives for ‘Managing for Long Term Growth,’ which are:

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maintaining leadership in the pain management, minimally invasive surgery and orthopedic rehabilitation sectors of the healthcare industry through continued execution of our acquisition plan and organic growth initiatives;

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promoting continuous innovation in our ancillary service offerings to drive additional profitability for the Company;

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leveraging PainCare’s national network of affiliated physician practices and surgery centers to identify and pursue development of new revenue channels and expansion opportunities; and

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driving shareholder value by focusing on increasing earnings per share.

“By balancing and continually reinforcing these key objectives, our goal is to achieve stable year-over-year growth in earnings per share of at least 25% for the next three consecutive years.  We believe that this strategy will ultimately permit PainCare to self-finance its growth from our operating cash flow without reliance on independent debt and equity sources,” concluded Lubinsky.

Moving onto the financial outlook for PainCare, Mark Szporka, Chief Financial Officer of the Company, reported that previously issued financial guidance for year end 2005 has been officially revised.  “We expect that PainCare’s financial performance for the year ending December 31, 2005 will reflect revenues of $65-$67 million; operating income of $23.5-$24.5 million; $13-$13.5 million in net income; and $0.22-$0.23 earnings per fully diluted share.  Although we believe that revenues will come in higher than we originally expected, PainCare’s net income and earnings per share will come in slightly less than originally forecasted.  This is largely due to the timing of our last four acquisitions, which occurred later in the year than we expected. Net income will also be impacted by certain non-cash charges associated with the conversion of convertible debentures held by Laurus Funds, interest expense related to the HBK debt facility and costs associated with Sarbanes-Oxley compliance.  Nonetheless, 2005 should prove to be our strongest year yet, reflecting our fifth consecutive year of record revenue and net earnings results.”

Continuing, Szporka noted, “Looking ahead, we are also pleased to provide our 2006 financial guidance.  In light of several key initiatives we are implementing in relation to execution of our new three-year plan, we believe that our results for the year ending December 31, 2006 will show $100 to $103 million in revenues; $37 to $38 million in operating income; $20 to $21 million in net income; and approximately $0.30 to $0.31 earnings per fully diluted share.   To achieve these financial objectives, we believe that we will require an additional $10 to $12 million in external financing, in addition to our operating cash flow, in the form of equity or debt; the terms and timing of which will be determined based on market conditions.”

Earlier this week, PainCare announced that it would release third quarter results for the three and nine month periods ended September 30, 2005, on the morning of Tuesday, November 15, 2005.  The Company will also host a teleconference and webcast the same afternoon beginning at 4:15 PM Eastern Time.  The conference call can be accessed via telephone by dialing toll free 1-800-218-8862 or via the internet at www.paincareholdings.com.   For those unable to participate at that time, a replay of the web cast will be available for 90 days on www.paincareholdings.com.

About PainCare Holdings, Inc.

Founded in Orlando, Florida in 2000, PainCare is rapidly emerging as one of North America's leading providers of cost-effective, high-tech pain relief. The Company has established and is growing a highly specialized, professional health services organization that is comprised of many internationally renowned neuro- and orthopedic surgeons, physiatrists and pain management specialists. Specifically, PainCare's group of medical professionals offers pain sufferers a wide range of modalities including interventional pain management, minimally invasive spine surgery and orthopedic rehabilitation.

Through acquired or managed practices, and in partnership with independent physician practices, group practices and medical institutions throughout the country, PainCare also offers numerous ancillary services including MedX-Direct, a proprietary, on-site, turnkey orthopedic rehabilitation program; EDX-Direct, a comprehensive electro-diagnostic medicine program; diagnostic imaging services; Intra Articular Joint Program, a proprietary, non-operative treatment protocol for addressing knee pain and stiffness caused by osteoarthritis; and medical real estate services. In addition, the Company owns and operates nine ambulatory surgery centers.

For more information on PainCare Holdings, please visit www.paincareholdings.com.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission.  The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

Media Relations

Mike Krutzler, Higher Advertising, Inc.

at 407.447.1340 or via email at Mike@highadvertising.com

Investor Relations

Dodi Handy, Elite Financial Communications Group, LLC

at 407.585.1080 or via email at prz@efcg.net